SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Campbell Soup Company

(Exact Name of Issuer As Specified in Its Charter)

New Jersey	21-0419870
State of Incorporation	I.R.S. Employer Identification No

One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices

CAMPBELL SOUP COMPANY 2003 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)

ELLEN ORAN KADEN
Senior Vice President — Law and Government Affairs
Campbell Soup Company
One Campbell Place, Camden, New Jersey 08103-1799
Name and address of agent for service

Telephone number, including area code, of agent for service: (856) 342-4800

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Unit(1)	Price(1)	Registration Fee(2)

Par value $.075 per share Capital Stock	31,335,013	$26.67	$835,704,797	$105,922

(1) These amounts are based upon the average of the high and low sale price for the capital stock as reported on the New York Stock Exchange on January 23, 2004, and are used solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h).

(2) Pursuant to Rule 457(p), the aggregate amount of the registration fee is being offset by $27,720, representing the dollar amount of the registration fee previously paid by the Registrant in respect of 3,335,013 unissued shares previously registered on Form S-8, filed June 2, 2000 (Registration No. 333 – 38520), and with respect to which the offering is complete. Accordingly, the adjusted registration fee for this Form S-8 is $78,202.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION*

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The Registrant incorporates by reference into this Registration Statement the documents listed below:

     (a) Registrant’s annual report on Form 10-K for the fiscal year ended August 3, 2003.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since August 3, 2003.

     (c) The description of the capital stock contained in the Registrant’s Registration Statement dated November 16, 1954, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     The securities to be offered are registered under Section 12 of the Exchange Act. Pursuant to Section 4.3 of the Campbell Soup Company 2003 Long-Term Incentive Plan, the shares to be offered must be capital stock previously issued and outstanding and reacquired by the Registrant.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     The Registrant’s Restated Certificate of Incorporation, By-Laws and Section 14A:3-5 of the New Jersey Business Corporation Act provide for limitation of liability and/or indemnification of the Registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. In addition, the Registrant has purchased insurance permitted by New Jersey law on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.

Item 7. Exemption From Registration Claimed

     Not Applicable.

Item 8. Exhibits

4	-	Campbell Soup Company 2003 Long-Term Incentive Plan was filed with the SEC with the Registrant’s 2003 Proxy Statement, and is incorporated herein by reference.

23	-	Consent of PricewaterhouseCoopers LLP

24	-	Power of Attorney

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden and State of New Jersey, on the 29th day of January 2004.

CAMPBELL SOUP COMPANY

BY:	/s/ Robert A. Schiffner

Robert A. Schiffner Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: January 29, 2004

/s/ Robert A. Schiffner	/s/ Gerald S. Lord

Robert A. Schiffner Senior Vice President and Chief Financial Officer	Gerald S. Lord Vice President – Controller

George M. Sherman	Chairman and Director	}
Douglas R. Conant	President, Chief Executive	}
	Officer and Director	}
Edmund M. Carpenter	Director	}	By:	/s/ John J. Furey
}
Paul R. Charon	Director	}		John J. Furey
Bennett Dorrance	Director	}		Corporate Secretary
Kent B. Foster	Director	}
Harvey Golub	Director	}
Randall W. Larrimore	Director	}
Philip E. Lippincott	Director	}
Mary Alice D. Malone	Director	}
David C. Patterson	Director	}
Charles R. Perrin	Director	}
Donald M. Stewart	Director	}
George Strawbridge, Jr.	Director	}
Les C. Vinney	Director	}
Charlotte C. Weber	Director	}

INDEX OF EXHIBITS

Document

4	Campbell Soup Company 2003 Long-Term Incentive Plan was filed with the SEC with the Registrant’s 2003 Proxy Statement and is incorporated herein by reference

23	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney